                                                                 Exhibit 10.21



                             SPONSORED RESEARCH AGREEMENT


                                       between




                                    Apollon, Inc.

                                      (Apollon)



                                         and



                    The Trustees of the University of Pennsylvania

                                        (Penn)



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                                  TABLE OF CONTENTS


Recitals...............................................................  1

Article 1.  Sponsored Research Work....................................  1

Article 2.  Period of Performance......................................  2

Article 3.  Reimbursement of Costs, Payment............................  2

Article 4.  Intellectual Property......................................  3

Article 5.  Option to License..........................................  5

Article 6.  Confidentiality............................................  6

Article 7.  Publication, Use of Name...................................  7

Article 8.  Termination................................................  8

Article 9  Warranties and Indemnity....................................  9

Article 10  Additional Provisions...................................... 10

Attachment A........................................................... 15

                             SPONSORED RESEARCH AGREEMENT


    This Sponsored Research Agreement is made by and between The Trustees Of The University of Pennsylvania, a Pennsylvania nonprofit corporation ("Penn"), located at Suite 300, 133 South 36th Street, Philadelphia, PA 19104-3246, and Apollon, Inc., a corporation organized and existing under the laws of Pennsylvania ("Apollon"), having a place of business at One Great Valley Parkway, Malvern, PA 19355-1423.

    This Agreement is effective as of the first day of July, 1993 ("Effective Date").


Recitals

    WHEREAS, Apollon and Penn desire to enter into a relationship involving research by or under the direction of Dr. David B. Weiner relating to the HIV vpr gene, the vpr protein, the vpr receptor protein, and methods and products for making and using them for diagnosis, prophylaxis, and therapy of disease in man and animals, including methods and reagents for developing compounds that inhibit vpr activity;

    WHEREAS, Apollon desires to support such research conducted by Penn in accordance with the terms and conditions of this Agreement;

    WHEREAS, the research program contemplated by this Agreement is of mutual interest to Apollon and Penn and furthers the educational, scholarship and research objectives of Penn as a nonprofit, tax-exempt educational institution, and may derive benefits for both Apollon and Penn through inventions, improvements, and/or discoveries;

    NOW, THEREFORE, in consideration of the premises and of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


Article 1.  Sponsored Research Work

    1.1 Sponsored Research means the research program described in Attachment A to this Agreement.

    1.2 Performance. Penn shall commence the performance of the Sponsored Research promptly after the Effective Date of this Agreement and upon payment by Apollon of any funds due at signing, and shall use reasonable efforts to perform such Sponsored Research substantially in accordance with the terms and conditions of this Agreement. Anything in this Agreement to the contrary notwithstanding, Apollon and Penn may at any time amend or extend the Sponsored Research by mutual written agreement, and incorporate such as an attachment to this Agreement.

    1.3 Conduct and Supervision of Sponsored Research. Apollon acknowledges that Penn and the Principal Investigator shall have the freedom to conduct and supervise the Sponsored Research in a manner consistent with Penn's research mission.

    1.4 Principal Investigator.

         1.4.1 David B. Weiner, Ph.D. has agreed to serve as Principal Investigator for the Sponsored Research and shall be responsible for the administration and supervision of the Sponsored Research.

         1.4.2 If the services of Dr. Weiner become unavailable to Penn for any reason, Penn shall be entitled to designate another member of its faculty who is acceptable to both parties to serve as the Principal Investigator of the Sponsored Research. If a substitute Principal Investigator who is acceptable to both parties has not been designated within sixty (60) days after the original Principal Investigator ceases his services under this Agreement, either party may terminate this Agreement upon written notice thereof to the other party, subject to Article 8.

Article 2.  Period of Performance

    2.1 Term. The initial term of the Sponsored Research shall begin on the Effective Date of this Agreement and shall end on June 30, 1996 unless terminated sooner pursuant to Section 1.4.2 or 8.1 hereof. This Agreement may be extended or renewed only by written agreement of both parties and incorporated as an attachment to this Agreement.

Article 3.  Reimbursement of Costs, Payment

    3.1 Reimbursement of Costs. To support the Sponsored Research of this Agreement, Apollon shall pay to Penn the amounts set forth in Attachment A hereto for the initial term of the Sponsored Research. Funding amounts for any renewal term shall be determined by the parties if and when the determination to renew is made under Article 2 herein.

    3.2 Payment. Apollon agrees to make quarterly payments in advance to Penn in accordance with the payment schedule set forth in Attachment A, upon receipt from Penn of a written request for each payment. All payments are to be made by check (or

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electronic funds transfer) in U.S. dollars, payable to "The Trustees of the
University of Pennsylvania", and sent to the address set forth in Article
10.5.

    3.3 Financial Records and Reports. Penn shall maintain accurate records and books of account in accordance with accepted university accounting practices relating to this Agreement, and shall make such records and books available to Apollon upon reasonable notice during Penn's normal business hours, but not more frequently than once each calendar year.

    3.4 Title to Equipment. Apollon agrees that title to any permanent equipment, laboratory animals, or any other materials acquired with funds provided under this Agreement shall vest in Penn upon acquisition, and such equipment, animals, or materials shall remain the property of Penn following completion or termination of the Sponsored Research.

Article 4.  Intellectual Property

    4.1.1 Penn Intellectual Property means and includes all technical information, inventions, patent applications, patents, trade secrets, developments, discoveries, biological materials, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that are first conceived, discovered, developed or reduced to practice in the performance of the Sponsored Research by the Principal Investigator or other inventors owing a duty to assign to Penn during the performance of this Agreement.

    4.1.2 Joint Intellectual Property means and includes all technical information, inventions, patent applications, patents, trade secrets, developments, discoveries, biological materials, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that are first conceived, discovered, developed or reduced to practice in the performance of the Sponsored Research jointly by the Principal Investigator or other inventors owing a duty to assign to Penn and by employees of Apollon or other inventors owing a duty to assign to Apollon during the performance of this Agreement.

    4.2  Prosecution of Patent Applications
         and Maintenance of Patents

         4.2.1 Penn agrees to provide promptly to Apollon a complete written disclosure of any invention reasonably considered patentable. Apollon agrees to advise Penn, no later than 30 days after receipt of such disclosure, whether it requests Penn to file and prosecute a patent application related

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to such invention.  If Apollon does not request Penn to file and prosecute a patent, Penn may proceed with such preparation and prosecution at its own cost and expense.

         4.2.2 Penn shall be responsible for and shall control the preparation, filing, and prosecution of all patent applications and the maintenance of all patents related to Penn Intellectual Property. Apollon shall have full rights of consultation in this process. Penn and Apollon shall be mutually responsible for and shall control the preparation, filing, and prosecution of all patent applications and the maintenance of all patents related to Joint Intellectual Property. Penn and Apollon shall consult with each other fully in this process. Apollon agrees to reimburse Penn for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred in connection with the filing and prosecution of the patent applications and maintenance of the patents that Apollon has requested Penn to prosecute under this Section 4.2. Such reimbursement will be fully creditable against future royalties due Penn under any future license agreement for such patent.

         4.2.3 Apollon and Penn shall mutually determine the countries where the patent applications will be filed and prosecuted, and where the patents will be maintained. If Apollon declines to reimburse Penn for the filing, prosecution and maintenance costs in any jurisdiction, Penn may pay such costs, but such patents shall be excluded from Apollon's option under Article 5 hereof.

         4.2.4 Each party agrees to cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all patents applications and other application referred to in this Article 4.

    4.3 Prosecution of Trademarks and Copyrights. The preparation, prosecution, and maintenance of copyright, trademark and other intellectual property applications related to the Penn Intellectual Property and owned by Penn shall be subject to the provisions of this Article 4, Section 4.2 regarding Prosecution of Patent Applications and Maintenance of Patents.

    4.4 Penn Ownership. Penn shall retain all right, title and interest in and to the Penn Intellectual Property and any patents, copyrights and other intellectual property rights related thereto, regardless of which party prepares and prosecutes the applications associated therewith, or maintains the patent, copyrights or other intellectual property rights related to the Penn Intellectual Property, subject to any express license granted to Apollon under Section 5.1 hereof.

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    4.5 Apollon Ownership.  Rights to inventions, improvements and/or discoveries, whether or not patentable or copyrightable, and any patents, copyrights and other intellectual property rights related thereto, relating to Sponsored Research made solely by employees of Apollon using Apollon's facilities shall belong to Apollon. Apollon agrees to disclose to Penn any such inventions, improvements, and/or discoveries.

    4.6 Joint Ownership. Rights to Joint Intellectual Property shall belong jointly to Penn and to Apollon. Such inventions, improvements, and/or discoveries shall be subject to the terms and conditions of this Agreement.


Article 5.  Option to License

    5.1 Option to License. In consideration of Apollon's funding of the Sponsored Research, Penn grants Apollon an exclusive option to negotiate a world-wide, exclusive, royalty-bearing license to practice Penn Intellectual Property and to make, have made, use, sell and have sold products using or incorporating Penn Intellectual Property. Apollon's option must be exercised by written notice to Penn within six (6) months after Penn discloses the Penn Intellectual Property to Apollon under Article 4, hereof or within nine (9) months from the Effective Date of this Agreement whichever is later. If Apollon exercises its exclusive option, Penn will negotiate exclusively with Apollon in good faith to determine the terms of a license agreement as to each item of Penn Intellectual Property relating to the introduction of nucleic acids into humans and animals in order to obtain expression of proteins or polypeptides that can act as immunogens or as therapeutics and/or prophylactic agents against disease developed under this Agreement for which Apollon has exercised its exclusive option. If Apollon fails to exercise its exclusive option within six (6) months after disclosure of the Penn Intellectual Property to Apollon or within nine (9) months from the Effective Date of this Agreement whichever is later, or if Apollon and Penn fail to execute a license agreement within eighteen (18) months from the Effective Date of this Agreement, Penn shall be free to license the Penn Intellectual Property to any party upon such terms as Penn deems appropriate, without any further obligation to Apollon. After a license agreement is executed between Penn and Apollon, each new item of Penn Intellectual Property for which Apollon exercises its exclusive option can be added to such license agreement by an amendment.

    5.2 Retained Rights of U.S. Government. Any license granted to Apollon pursuant to Section 5.1 hereof shall be subject to the rights of the United States government reserved under Public Laws 96-517, 97-256 and 98-620, codified at 35

U.S.C. 200-212, and any regulations issued thereunder. Penn hereby agrees that it has taken and will in the future take under such laws to perfect its rights to the subject matter of any such license granted to Apollon.

Article 6.  Confidentiality

    6.1 Confidential Information means (i) any information or material in tangible form that is marked as confidential and proprietary by the furnishing party at the time it is delivered to the receiving party, and (ii) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing within thirty (30) days after such disclosure.

    6.2 Confidentiality.

         6.2.1 Apollon agrees to maintain in confidence and not to disclose to any third party the Penn Intellectual Property and any Confidential Information of Penn received pursuant to this Agreement, without the prior written consent of Penn. The foregoing obligation shall not apply to:

              6.2.1.1 information that is known to Apollon or independently developed by Apollon prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to Penn upon receipt of the Confidential Information;

              6.2.1.2 information disclosed to Apollon by a third party that has a right to make such disclosure;

              6.2.1.3 information that becomes patented, published or otherwise part of the public domain as a result of acts by Penn or a third person obtaining such information as a matter of right;

              6.2.1.4 information that is required to be disclosed by order or regulation of the U.S. Food and Drug Administration or similar authority or a court of competent jurisdiction; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency or court; or

              6.2.1.5 information disclosed by Apollon to a third party under an agreement of confidentiality in furtherance of the development of the Penn Intellectual Property.

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    6.3 Apollon agrees to take all reasonable steps to protect the
Confidential Information of Penn with the same degree of care that Apollon uses to protect its own Confidential or Proprietary Information. Without limiting the foregoing, Apollon agrees to ensure that all of its employees having access to the Confidential Information of Penn are on need-to-know basis and are obligated (in writing) to abide by Apollon's obligations hereunder.

    6.4 Penn shall not be obligated to accept any Confidential Information from Apollon. If Apollon desires to furnish any Confidential Information to the Principal Investigator or other Penn personnel, Apollon may request such individual to sign a confidentiality agreement with Apollon. Penn bears no institutional responsibility for maintaining the confidentiality of any Confidential Information of Apollon.

Article 7.  Publication, Use of Name

    7.1 Apollon acknowledges that the basic objective of research activities at Penn is the generation of new knowledge and its expeditious dissemination. To further that objective, Penn retains the right, at its discretion, to demonstrate, publish or publicize the results of the Sponsored Research, subject to the provisions of Section 7.2 below.

    7.2 Should Principal Investigator desire to disclose publicly, in writing or by oral presentation, the results of the Sponsored Research, Principal Investigator shall notify Apollon and Penn in writing of his intention at least thirty (30) days before such disclosure. The Principal Investigator shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure. Apollon may request Penn, no later than thirty (30) days following the receipt of such notice, to file a patent, copyright or other application related to such invention. All such filings shall be subject to the provisions of Article 4 of this Agreement. Upon receipt of such request, Penn shall arrange for and Principal Investigator agrees to a short delay in publication, not to exceed sixty (60) days, to permit filing of a patent application, copyright or other application by Penn or Apollon as provided by Section 4.2 hereof, or if Penn declines to file such application, to permit Apollon to make such a filing.

    7.3 Use of Name. Penn agrees not to use directly or indirectly Apollon's name without Apollon's prior written consent except that Penn may acknowledge Apollon's funding of this Sponsored Research in scientific publications and in listings of Sponsored Research projects. Apollon agrees not to use directly

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or indirectly Penn's name, or the name of any trustee, officer, faculty member, student or employee thereof, without Penn's prior written consent which shall not be unreasonably withheld. Notwithstanding the foregoing, Apollon and Penn may include an accurate description of the terms of this Agreement to the extent required under federal or state securities or other disclosure laws and internal communications.

Article 8.  Termination

    8.1 Termination.

         8.1.1 In addition to the termination right set forth in Section
1.4.2 hereof, either party may terminate this Agreement effective upon written notice to the other party, if the other party breaches the terms of this Agreement and fails to cure such breach within sixty (60) days after receiving notice thereof.

         8.1.2 This Agreement shall automatically terminate if Apollon becomes insolvent; or if voluntary or involuntary proceedings by or against Apollon are instituted in bankruptcy or under any insolvency law; or if a receiver or custodian is appointed for Apollon; or if proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing; or if Apollon makes an assignment for the benefit of creditors; or if substantially all of the assets of Apollon are seized or attached and not released within sixty (60) days thereafter.

         8.1.3 In addition, Apollon may terminate this Agreement for any reason upon ninety (90) days prior written notice to Penn.

    8.2 Effect of Termination. In the event of termination of this Agreement prior to its stated term whether for breach or for any other reason whatsoever, Penn shall be entitled to retain from the payments made by Apollon prior to termination Penn's reasonable costs of concluding the work in progress. Allowable costs include, without limitation, all costs or noncancellable commitments incurred prior to the receipt, or issuance, by Penn of the notice of termination, and the full cost of each student and faculty member supported hereunder through the end of such commitments. In the event of termination, Penn shall submit a final report of all costs incurred and all funds received under this Agreement within sixty (60) days after the effective termination date. The report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred. In case of a deficit of funds,

                                                                             8
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Apollon agrees to pay Penn the amount needed to cover costs and allowable commitments incurred by Penn under this Agreement.

    8.3 Survival. Termination of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination hereof. The provisions of Articles 4, 6, 9, and 10 shall survive such termination.

Article 9  Warranties and Indemnity

    9.1 No Warranties. PENN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE SPONSORED RESEARCH, OR THE CONDITION OF ANY INVENTION(S) OR PRODUCTS(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT, OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SPONSORED RESEARCH OR ANY SUCH INVENTION OR PRODUCT. PENN SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY APOLLON OR ANY OTHER PERSON RESULTING FROM THE SPONSORED RESEARCH OR THE USE OF ANY SUCH INVENTION OR PRODUCT.

    9.2 Indemnity.

         9.2.1 Apollon agrees to defend, indemnify and hold harmless Penn, the Principal Investigator and any of Penn's faculty, students, employees, trustees, officers, affiliates and agents (hereinafter referred to collectively as the "Indemnified Persons") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including attorneys' fees), which the Indemnified Persons may hereafter incur, suffer or be required to pay by reason of: (a) Apollon's use of the results of Sponsored Research; (b) any breach of this Agreement by Apollon; or (c) any wrongful or negligent act or omission or Apollon, its employees, affiliates, contractors, licensees or agents relating to any of the foregoing. Penn shall notify Apollon upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses and Penn shall cooperate with Apollon in every proper way in the defense or settlement thereof at Apollon's request and expense. Apollon's indemnification hereunder shall not apply to any liability, claim, damage, loss, cost or expense to the extent it is attributable to the negligence, or reckless or intentional misconduct of any indemnified Person hereunder.

         9.2.2 Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent

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acts or omissions of their respective officers, employees, and agents thereof.

Article 10  Additional Provisions

    10.1 Arbitration.

         10.1.1 All disputes which cannot be resolved arising between Penn and Apollon under this Agreement shall be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted under this Agreement shall be brought in Philadelphia, Pennsylvania.

         10.1.2 Any award rendered by the arbitrators shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared unless the arbitrator(s) assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party.

         10.1.3 Apollon irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.

    10.2 Assignment. No rights hereunder may be assigned by Apollon, directly or by merger or other operation of law, without the express written consent of Penn, which shall not be unreasonably withheld; provided, however, that such consent shall not be required in the event of transfer by Apollon of all or substantially all of the business to which it pertains. Any prohibited assignment of this Agreement on the rights hereunder shall be null and void. No assignment shall relieve Apollon of responsibility for the performance of any accrued obligations which it has prior to such assignment.
 This Agreement shall inure to the benefit of permitted assigns of Apollon.

    10.3 No Waiver. A waiver by either party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation nay other provision of this Agreement.

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    10.4 Independent Contractor.  Nothing herein shall be deemed to establish a relationship of principal and agent between Penn and Apollon, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting Penn and Apollon as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

    10.5 Notices. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid first class, certified or registered mail, return receipt requested, addressed as follows:

    If to Penn:

         Office of Research Administration
         University of Pennsylvania
         133 South 36th Street, Suite 300
         Philadelphia, PA  19104-3246
         Attn:  Executive Director

         Office of General Counsel
         221 College Hall
         University of Pennsylvania
         Philadelphia, PA  19104-6303
         Attn:  General Counsel

    cc:  Dr. David B. Weiner
         University of Pennsylvania
         School of Medicine
         Department of Pathology and Laboratory Medicine
         573 Maloney Building
         Philadelphia, PA  19104

    If to Apollon:

         Dr. Vince R. Zurawski, Jr.
         President and CEO
         Apollon, Inc.
         One Great Valley Parkway
         Malvern, PA  19355-1423

    10.6 Entire Agreement; Changes. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

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    10.7 Severability.  Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

    10.8 Headings. The headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

    10.9 No Third Party Benefits. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

    10.10 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions.

    10.11 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Penn and Apollon. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose constitute but one and the same instrument.

    10.12 Independent Research. This Agreement shall not be construed to limit the freedom of individuals participating in the Sponsored Research to engage in any other research. However, during the term of this Agreement, the Principal Investigator governmental third parties on the same subject matter covered by this Agreement.

    10.13 Nondiscrimination. In accordance with U.S. laws, Penn and Apollon shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, or handicap.

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

    10.14 Force Majeure. Neither party shall be liable for any failure to perform as required by this Agreement to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns, material shortages, disease or other such occurrences.

    10.15 Export Control. This Sponsored Research Agreement is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and all other export controlled commodities. These laws include, but are not limited to, the Arms Export Control Act and the Export Administration Act as they may be amended. All rights granted to Apollon by this Sponsored Research Agreement are contingent upon compliance with these laws and regulations. Apollon shall not, directly or indirectly, export any export controlled commodities, which are subject to this Sponsored Research Agreement, unless the required authorization and/or license is obtained from the proper governmental agency(ies) prior to export.
 By granting rights in this Sponsored Research Agreement, Penn does not represent that export authorization or an export license will not be necessary or, if necessary, that such authorization or export license will be granted.

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    IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this Sponsored Research Agreement as of the date first written above.

THE TRUSTEES OF THE
UNIVERSITY OF PENNSYLVANIA        APOLLON, INC.


By: /s/ Anthony Merritt           By: /s/ Vincent R. Zurawski, Jr.
   ----------------------------      -----------------------------

Name:   Anthony Merritt           Name:   Vincent R. Zurawski, Jr.
   ----------------------------      -----------------------------
        Executive Director
Title:  Office of Res. Admin.     Title:  President & CEO
   ----------------------------      -----------------------------
Date:  1/6/94                     Date:  1/24/94
   ----------------------------      -----------------------------

Acknowledged and agreed to by
Principal Investigator:

By: /s/ David B. Weiner
   ----------------------------
        David B. Weiner

Date:  1/4/94
   ----------------------------

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                                     Attachment A
                            Summary of Sponsored Research

Work Scope

    1) Research by or under the direction of Dr. David B. Weiner relating to the HIV vpr gene, the vpr protein, and the vpr receptor protein, and methods and products for making and using them for diagnosis, prophylaxis, and therapy of disease in man and animals, including methods and reagents for developing compounds that inhibit vpr activity

    2)   Details of Program - See Attachment B

Principal Investigator

    David B. Weiner, Ph.D.

Representative of Apollon

    1)   Name: Vincent R. Zurawski, Jr., Ph.D.

    2)   Phone Number: 215-647-9452

Period of Performance

    1 July 1993 to 30 June 1996

Report Schedule

    Final report within thirty (30) days after termination

Budget

    $345,000.00 total costs over three years

Invoice and Payment Schedule
    Dates and Amounts of Payment Due:

              Year 1        $     Year 2        $     Year 3        $
              ---------------     ---------------     ---------------
1 July        1993 $18,750.00     1994 $30,000.00     1995 $37,500.00
1 October     1993 $18,750.00     1994 $30,000.00     1995 $37,500.00
1 January     1994 $18,750.00     1995 $30,000.00     1996 $37,500.00
1 April       1994 $18,750.00     1995 $30,000.00     1996 $37,500.00
              ---- ----------     ---------------     ---------------

    Total          $75,000.00         $120,000.00         $150,000.00


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                                 Attachment C
                    to Sponsored Research Agreement between
                                 Apollon, Inc.
                                      and
                 The Trustees of the University of Pennsylvania

    This Attachment C to the Sponsored Research Agreement between Apollon, Inc. ("SPONSOR") and The Trustees of the University of Pennsylvania ("PENN") is made effective by the parties retroactive to 1 July 1996.

RECITALS

    WHEREAS, PENN and SPONSOR entered into a Sponsored Research Agreement ("AGREEMENT") effective as of 1 July 1993. Pursuant to the terms and conditions of the AGREEMENT, SPONSOR agreed to sponsor the research of Dr. David B. Weiner of PENN'S School of Medicine relating to "the HIV vpr gene, the vpr protein, the vpr receptor protein, and methods and products for making and using them for diagnosis, prophlaxis and therapy of disease in man and animals, including methods and reagents for developing compounds that inhibit vpr activity" and which is defined, in part, in Part 2 of Attachment B, which was appended to the AGREEMENT, by payment of costs incurred in such research in an amount of $345,000.00. SPONSOR has made payments required under the AGREEMENT.

    WHEREAS, the original term of the AGREEMENT expired on 30 June 1996. The parties now wish to extend the AGREEMENT for a period of one (1) year beginning on 1 July 1996 and ending on 30 June 1997.

    NOW, THEREFORE, the parties agree as follows:

    1. Unless otherwise defined in this Attachement C, all capitalized terms shall have the same meaning as set forth in the AGREEMENT.

    2. Pursuant to Section 2.1 of the AGREEMENT, the parties hereby agree to an extension of the AGREEMENT for a period of one (1) year, commencing on 1 July 1996, and ending on 30 June 1997. SPONSOR agrees to reimburse PENN for all costs incurred in the conduct of the SPONSORED RESEARCH during the one year extension period, up to an amount no to exceed $150,000, in accordance with the terms of Article 3 of the AGREEMENT.

    3. Except as set forth in the foregoing provisions of this Attachment C, all of the terms and conditions of the AGREEMENT shall apply to this one (1) year extension thereof.

    IN WITNESS THEREOF, the parties have executed this Attachment C through their duly authorized representatives as set forth below, and this Attachment C shall be attached to, and shall become a part of, the AGREEMENT between the parties.


THE TRUSTEES OF THE
UNIVERSITY OF PENNSYLVANIA        APOLLON, INC.


By: /s/ Anthony Merritt           By: /s/ Vincent R. Zurawski, Jr.
   ----------------------------      -----------------------------

Name:   Anthony Merritt           Name:   Vincent R. Zurawski, Jr
   ----------------------------      -----------------------------
        Executive Director
Title:  Sponsored Programs        Title:  President and CEO
   ----------------------------      -----------------------------
Date:   12/9/96                   Date:   12/11/96
   ----------------------------      -----------------------------

Acknowledged and agreed to by
PRINCIPAL INVESTIGATOR:

By: /s/ David B. Weiner
   ----------------------------
        David B. Weiner

Date:   12/23/96
   ----------------------------

                   SCHEDULE TO SPONSORED RESEARCH AGREEMENT BETWEEN
           APOLLON, INC. AND THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA
                                   DATED JULY 1, 1993

    On July 1, 1993, the same date on which Apollon, Inc. (the "Registrant") and the Trustees of the University of Pennsylvania ("Penn") entered into the Sponsored Research Agreement to which this schedule is attached ("Research Agreement I"), the Registrant and Penn also entered into a Sponsored Research Agreement relating to the introduction of nucleic acid into humans and animals in order to obtain expression of protein or polypeptides that can act as immunogens or as therapeutics and/or prophylactics agents ("Research Agreement II"). Research Agreement I and Research Agreement II are identical except for the following differences:

    1. Research Agreement I relates to HIV vpr gene and Research Agreement II relates to the nucleic acid constructs.

    2. The budget for Research Agreement I is $345,000, as compared to $650,000 for Research Agreement II. The payment schedule under Research Agreement II is identical to that under Research Agreement I, except that the amount of each quarterly payment is adjusted upward to account for the higher budget.

    3. Attachment C to Research Agreement I extends the term of Research Agreement I for an additional period of one (1) year, with additional reimbursement of costs by the Registrant during that period not to exceed $150,000, whereas Attachment C to Research Agreement II extends the term of Research Agreement II for an additional period of two (2) years, with additional reimbursement of costs by the Registrant during that period not to exceed $600,000.

    Research Agreement II has not been filed as a separate exhibit to the Registrant's Registration Statement in accordance with Instruction 2 to Item 601 of Regulation S-K.